EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of All American Gold Corp. (the “Company”) on Form 10-Q for the first quarter ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Gaspar R. Gonzalez, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 12, 2012

/s/ “Gaspar R. Gonzalez”

Gaspar R. Gonzalez
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to All American Gold Corp. and will be retained by All American Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.